Exhibit 99.2

FRANCIS M. GREGOREK (144785)

gregorek@whafh.com

BETSY C. MANIFOLD (182450)

manifold@whafh.com

RACHELE R. RICKERT (190634)

rickert@whafh.com

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

750 B Street; Suite 2770

San Diego, CA 92101

Telephone: 619/239-4599

Facsimile:  619/234-4599

Attorneys for Plaintiff

IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA

IN AND FOR THE COUNTY OF MONTEREY

CIVIL DIVISION

STEPHEN FILTSCH CUSTODIAN FBO	)	Case No. M102250
STEPHEN G. FILTSCH, JR. and JULIE E.	)
FILTSCH, and on behalf of all other	)
similarly situated custodial accounts,	)	CLASS ACTION COMPLAINT
)
Plaintiff,	)	JURY TRIAL DEMANDED
)
vs.	)
)
MONTEREY GOURMET FOODS, INC.,	)
CHARLES B. BONNER, ERIC C.	)
EDDINGS, VAN TUNSTALL, WALTER	)
L. HENNING, JOHN H. MC GARVEY,	)
VIJI SAMPATH, MARK C. FRANDSEN,	)
TAMMY G. KATZ, SCOTT S.	)
WHEELER, PULMUONE U.S.A., INC.,	)
AND PULMUONE CORNERSTONE	)
CORPORATION,	)
)
Defendant(s).

CLASS ACTION COMPLAINT

Plaintiff Stephen Filtsch Custodian FBO Stephen G. Filtsch, Jr. and Julie E. Filtsch, and on behalf of all other similarly situated custodial accounts, by his attorneys, alleges upon personal knowledge as to his own acts and upon information and belief as to all other matters, as follows:

SUMMARY

1. Plaintiff brings this class action on behalf of the public shareholders of Monterey Gourmet Foods, Inc. (“Monterey” or the “Company”), other than Defendants and their affiliates, to enjoin the proposed transaction, announced on October 8, 2009, whereby Pulmuone U.S.A., Inc. (“Pulmuone”) would acquire Monterey for the inadequate price of $2.70 in cash per share of Monterey (the “Proposed Transaction”). The Proposed Transaction would occur via a cash tender offer, followed by a merger. The Proposed Transaction is a result of a flawed process and a grossly inadequate offer price. The tender offer component of the Proposed Transaction is scheduled to commence on or about November 9, 2009, and expire on the 20th business day from, and including, the commencement date. Alternatively, in the event that the Proposed Transaction is consummated, Plaintiff seeks to recover damages caused by Defendants’ breach of fiduciary duties.

2. The Proposed Transaction and the acts of Defendants, as more particularly alleged herein, constitute a breach of Defendants’ fiduciary duties to Plaintiff and the Class, as well as a violation of applicable legal standards governing Defendants herein.

JURISDICTION AND VENUE

3. This Court has jurisdiction over the causes of action asserted herein pursuant to the California Constitution, Article VI, § 10, because this case is a cause not given by statute to other trial courts. The amount in controversy exceeds the jurisdictional minimum of this Court.

4. This Court has jurisdiction over Defendant Monterey because its corporate headquarters are located at 1528 Moffett Street, Salinas California 93905. This Court has jurisdiction over the individual Defendants because many of them are California citizens, own property in California, and/or reside in California.

5. Venue is proper in this Court because the conduct at issue took place and had an effect in this county.

CLASS ACTION COMPLAINT

THE PARTIES

Plaintiff

6. Plaintiff Stephen Filtsch Custodian FBO Stephen G. Filtsch, Jr. and Julie E. Filtsch, and on behalf of all other similarly situated custodial accounts, is a resident of the State of Texas, Bexar County, and is, and has been at all relevant times, a shareholder of Monterey shares. Plaintiff has owned shares of Monterey since prior to the announcement of the Proposed Transaction, and continues to hold the shares to this date.

Defendants

7. Defendant Monterey is a Delaware incorporated, California based company. Monterey engages in the production, distribution, and marketing of refrigerated gourmet food products in the United States, Canada, the Caribbean, Latin America, and the Asia-Pacific markets. The Company produces and markets a range of gourmet refrigerated pastas, including borsellini, ravioli, tortellini, pasta sauces, salsas, bruschettas, dips, hummus, spreads, Sonoma Jack cheeses, tamales, meals and meal solutions, and polenta primarily under the Monterey Gourmet Foods, Monterey Pasta, Arthur’s, CIBO Naturals, Emerald Valley Kitchen, Isabella’s Kitchen, Sonoma Cheese, and Casual Gourmet brands, as well as private labels.

8. Defendant Charles B. Bonner (“Bonner”) served as a Director of the Company from 1993 through January 1995, and was reappointed as a Director effective September 1995. Mr. Bonner is Principal and Founder of Pacific Resources, Inc., a mergers and acquisitions advisory firm, a position he has held since September 1989.

9. Defendant Eric C. Eddings (“Eddings”) was appointed by the Board of Directors as President and Chief Executive Officer of Monterey in September 2006. Previously Mr. Eddings was the Chief Operating Officer and minority shareholder of CIBO Naturals, LLC, which he and his associates purchased in June 2002. CIBO Naturals was acquired by Monterey Gourmet Foods in January 2004 and later became part of the Natural Foods Division of Monterey Gourmet Foods.

10. Defendant Van Tunstall (“Tunstall”) was elected to the Board of Directors in February 1997. He has been a director and Chairman since 1997. Also since 1997 he has served as President of the Central Coast Group, a strategic consulting and business services firm. Mr. Tunstall has been an independent consultant with a variety of companies since 1997.

CLASS ACTION COMPLAINT

11. Defendant Walter L. Henning (“Henning”) was elected to the Board of Directors in December 1999 and elected as Vice-Chairman in 2006.

12. Defendant John H. McGarvey (“MeGarvey”) was elected to the Board of Directors in February 2006. He served from 1990 to 2007 as an associate and/or partner of Cybus Capital Markets, LLC, an investment bank specializing in capital placement and formation services for middle market companies in the food and agribusiness areas. Mr. McGarvey is an owner and director of McGarvey & Affiliates, Inc. a financial consulting firm.

13. Defendant Viji Sampath (“Sampath”) was elected to the Board of Directors as of January 1, 2008.

14. Defendant Mark C. Frandsen (“Frandsen”) was elected to the Board of Directors in 2008.

15. Defendant Tammy G. Katz (“Katz”) was elected to the Board of Directors as of January 1, 2009.

16. Defendant Scott S. Wheeler (“Wheeler”) joined Monterey in April 2003 as Corporate Controller, and was promoted to Chief Financial Officer, effective October 27, 2003, a position he currently holds. He was elected as a Board member in June 2004.

17. The foregoing individual board members of Monterey (collectively, the “Director Defendants”) owe fiduciary duties to Monterey and its shareholders.

18. Defendant Pulmuone U.S.A., Inc., a California corporation, is the wholly owned U.S. subsidiary of Pulmuone Co., Ltd., a Korean corporation, and manufactures natural foods such as tofu, fresh noodles and other Asian-style products.

19. Defendant Pulmuone Cornerstone Corporation (“Pulmuone Cornerstone”), a Delaware corporation, is a wholly-owned subsidiary of Pulmnuone U.S.A. Inc., and into which Monterey will be merged following the completion of the Proposed Transaction.

20. The Director Defendants, by reason of their corporate directorship and/or executive positions, stand in a fiduciary position relative to the Company’s shareholders, which fiduciary relationship, at all times relevant herein, required the Director Defendants to exercise their best judgment, and to act in a prudent manner and in the best interests of the Company’s shareholders.

CLASS ACTION COMPLAINT

21. Each Director Defendant owed and owes Monterey and its public shareholders fiduciary duties and was and is required to at least: further the best interests of Monterey and its public shareholders; undertake an adequate evaluation of the Company’s worth as to potential merger/acquisition candidates; maximize the financial recovery for Monterey shareholders; refrain from abusing their positions of control; refrain from favoring their own interests at the expense of Monterey and its shareholders; consent only to transactions that are in the financial interest of Monterey shareholders; and act in good faith in carrying out their obligations to shareholders with due care and information.

CLASS ACTION ALLEGATIONS

22. Plaintiff brings this case on his own behalf and as a class action, pursuant to California Code of Civil Procedure § 382, on behalf of all stockholders of the Company, except Defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the Defendants, who own shares of Monterey subject to the Transaction (the “Class”).

23. This action is properly maintainable as a class action.

24. The Class is so numerous that joinder of all members is impracticable. The Company has thousands of stockholders who are scattered throughout the United States. As of August 4, 2009, there were 16.782 million shares of common stock outstanding.

25. There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual class member. The common questions include, inter alia, the following:

•

Whether the transaction as negotiated and structured denies shareholders information (particularly with respect to the value of their shares) necessary to make an informed decision whether to tender their shares;

•	Whether the Director Defendants have breached their fiduciary duties owed by them to Plaintiff and other members of the Class, including their duties of loyalty, due care, and full disclosure;

CLASS ACTION COMPLAINT

•	Whether Plaintiff and the other members of the Class are being and will continue to be injured by the wrongful conduct alleged herein and, if so, what is the proper remedy and/or measure of damages.

26. Plaintiff is committed to prosecuting the action and retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of the other members of the Class and Plaintiff has the same interests as the other members of the Class. Plaintiff is an adequate representative of the Class.

27. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for Defendants, or adjudications with respect to individual members of the Class, which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

28. The Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class; therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

SUBSTANTIVE ALLEGATIONS

29. Monterey Gourmet Foods was launched as the Monterey Pasta Company in Monterey, California in 1989. In 1993, the Company completed its initial public offering. Its stock is traded on the NASDAQ National Market under the symbol “PSTA.” In 1994, the Company opened a 10,000 square-foot production facility in Salinas, California (Monterey County) utilizing state-of-the-art packaging techniques to preserve flavor and extend product shelf-life. Monterey Gourmet Foods products are now found in more than 65 grocery and club store chains with over 6,600 locations. Grocery chain customers include Safeway, Raley’s, Albertson’s and Kroger. The Company has a long relationship with Costco in the US, and is in national distribution with Sam’s Club, a division of Wal-Mart. Additionally, Monterey Gourmet Foods has international distribution in Canada, Japan, Korea, Mexico and Taiwan. To keep pace with this growth, the production and headquarters facility has continued to expand, and now occupies more than 130,000 square feet at two locations, employing over 350 people.

CLASS ACTION COMPLAINT

30. Monterey is a well-positioned and financially sound company, with a solid June 30, 2009, balance sheet with cash and equivalents of $3.8 million. Working capital as of June 30, 2009, was $11.1 million – a 9.9% increase over March 31, 2009.

31. Monterey has no debt and almost zero long-term liabilities. For much of the past year, Monterey stock traded for approximately $2.70 per share, with a high of $2.79 per share.

32. Monterey cites the following “growth strategies” on its website:

•	Private label and commissary business hold promise for future growth;

•	Established relationships with large retailers in the food services channel;

•	Diversity of product line enables flexibility during changing economic conditions;

•	Monterey Pasta Company varietals featured in February 2009 issue of Good Housekeeping magazine as top options for the healthiest family-friendly foods;

•	Licensed Casual Gourmet brand to Aidell’s Sausage in February 2009; and

•	New facility in Kent, Washington provides opportunities for increased efficiency and innovation.

33. On May 5, 2008, Monterey announced four new products, and that it was re-doing its current packaging of products. Defendant Eddings declared, “These improvements reduce waste and packaging materials, thereby enabling us to keep our prices competitive while increasing our ‘green rating.’” Furthermore, Defendant Wheeler opined, “We believe these actions deliver a win-win situation for our customers and our shareholders.”

34. However, shareholders will not get to participate in the Company’s good fortunes, because they will be cashed out if the Proposed Transaction proceeds.

35. On May 28, 2008, Monterey announced that it would expand its distribution relationship with one of the nation’s largest supermarket retailers to sell and market its Sonoma Cheese line of premium quality flavored Jack cheeses to nearly 400 more stores.

CLASS ACTION COMPLAINT

36. On July 17, 2008, Monterey partnered with Acosta Sales and Marketing Company to represent its flagship Monterey Pasta Company brand of premium refrigerated raviolis and pastas in the retail grocery channel. Defendant Eddings bragged that this partnership would “…take our pasta business to the next level.”

37. In an August 4, 2009, press release, Defendant Eddings bragged, “Based on the high quality of our products, we won several bids to distribute non-branded products to our retail and club customers and increased our share of the Food Service channel. As more retail customers evaluate their categories and pricing strategies in response to the economic downturn, we are creating opportunities to further leverage our high quality branded products in the growing non-branded channel.”

38. In an August 4, 2009, teleconference discussing Monterey’s second quarter 2009 earnings, Defendant Eddings concluded his remarks with a very optimistic prediction of Monterey’s future:

So in closing, with our legacy of innovation, strong best-in-class customer relationships, flexible manufacturing and diverse product offering, Monterey Gourmet Foods is well equipped to benefit from the market dynamics that are driving demand for higher value offerings and restaurant-inspired quality products. With our strong balance sheet, recognized brands and continued investment in innovation, quality and marketing resources, we are well-positioned to garner an increasing share of both non-branded private label and branded products.

39. On September 3, 2009, Monterey announced that its Monterey Pasta Company Brand had achieved new distribution in SuperTarget Stores. Under the distribution agreement, Monterey will deliver five pasta items for distribution in 250 SuperTarget stores nationwide. The new products, five varieties of Monterey Pasta Company’s high-quality filled pastas, were scheduled to begin appearing in stores in late September. In announcing the distribution agreement, Defendant Eddings declared, “This new distribution demonstrates the effectiveness of our investments in innovation and branding as well as our initiatives to better communicate the restaurant-quality attributes of our fresh pasta products….”

40. The Proposed Transaction also was the product of a rushed process that was not designed to – and indeed failed – to maximize shareholder value. There is no indication that the Company was shopped or the subject of even the most rudimentary auction. Monterey failed in its duties to its shareholders by neglecting to seek the maximum value for the Company.

CLASS ACTION COMPLAINT

41. Upon the announcement of the Proposed Transaction, shares of Monterey traded above the offer price, and at a price of $2.79 per share.

42. As the Proposed Transaction currently stands, shareholders are receiving a mere 0.75% premium under the deal.

43. The $2.70 tender price thus undervalues the Company and renders the Proposed Transaction unfair to shareholders.

44. Consequently, by being cashed out of their holdings in the Company, Monterey shareholders will be unable to share in the long-term growth of the Company from recent initiatives, such as the distribution agreement with SuperTarget Stores and the “growth strategies” described by the Company itself.

45. The Director Defendants’ fiduciary obligations under these circumstances require them to:

•	Undertake an appropriate market value evaluation of Monterey’s worth as a merger candidate;

•	Engage in a meaningful market shopping process with third parties in an attempt to obtain the best value for Monterey public shareholders;

•	Act independently so that the interests of Monterey public shareholders will be protected and enhanced;

•

Disclose fully and completely all material information, including an opinion by the Board of Directors, the basis for the Board of Directors’ opinion, and what parties were consulted in this regard; and

•

Retain independent advisers to properly assess whether the Proposed Transaction is in Monterey shareholders’ best interest and whether the consideration obtained for Monterey common stock is appropriate.

CLASS ACTION COMPLAINT

FIRST COUNT

Breach Of Fiduciary Duty

(Against The Director Defendants and Monterey)

46. Plaintiff realleges and incorporates each and every paragraph above as though fully set forth herein.

47. By virtue of their positions as board members and fiduciaries with inside information, the Defendants owed fiduciary duties of good faith, fair dealing, and loyalty to Plaintiff and the members of the Class. Defendants’ duties of good faith, fair dealing, and loyalty required them to avoid self-dealing and ensure that all Monterey shareholders receive the same consideration in the Proposed Transaction.

48. Defendants, acting in concert, have violated their fiduciary duties owed to the public shareholders of Monterey. Defendants have failed to fully disclose the true value of Monterey’s assets, earning power and future financial benefits. The Defendants have wrongfully failed to seek a purchase of Monterey at the highest possible price and instead have chilled potential offers.

49. The Director Defendants failed to: (1) undertake an adequate evaluation of Monterey’s worth as a potential merger/acquisition candidate; (2) take adequate steps to enhance Monterey’s value and/or attractiveness as a merger/acquisition candidate; (3) effectively expose Monterey to the marketplace in an effort to create an active and open auction for Monterey’s assets; (4) act independently so that the interests of public shareholders would be protected; and (5) disclose all material facts of the Proposed Transaction to Monterey shareholders. Instead, Defendants have set an acquisition price for the shares of Monterey stock that does not reflect the true value of Monterey and fails to provide an appropriate premium.

50. These tactics pursued by Defendants are, and will continue to be, wrongful, unfair, and harmful to Monterey’s public shareholders. These maneuvers by the Defendants will deny members of the Class their right to share appropriately in the true value of Monterey’s valuable assets, future earnings and profitable businesses to the same extent that the controlling and management shareholders will receive as Monterey shareholders.

CLASS ACTION COMPLAINT

51. In contemplating, planning and/or affecting the foregoing specified acts and in pursuing and structuring the Proposed Transaction, Defendants are not acting in good faith toward Plaintiff and the Class, and have breached, and are breaching, their fiduciary duties to Plaintiff and the Class.

52. Because the Director Defendants (and those acting in concert with them) dominate and control the business and corporate affairs of Monterey and because they are in possession of private corporate information concerning Monterey businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between the Defendants and the public shareholders of Monterey, which makes it inherently unfair to Monterey public shareholders.

53. By reason of the foregoing acts, practices and course of conduct, the Director Defendants have failed to use the required care and diligence in the exercise of their fiduciary obligations owed to Monterey and its public shareholders.

54. As a result of the actions of the Defendants, Plaintiff and the members of the Class have been and will be damaged in that they will not receive the fair value of Monterey assets and business in exchange for their Monterey shares, and have been and will be prevented from obtaining a fair price for their shares of Monterey common stock.

55. Unless enjoined by this Court, the Director Defendants will continue to breach their fiduciary duties owed to Plaintiff and the Class, all to the irreparable harm of the Class.

56. Plaintiff seeks preliminary and permanent injunctive relief and declaratory relief preventing Defendants from inequitably and unlawfully depriving Plaintiff and the Class of their rights to realize a full and fair value for their stock at a premium over the market price, and to compel Defendants to carry out their fiduciary duties to maximize shareholder value.

57. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury which Defendants’ actions threaten to inflict.

58. Plaintiff and the Class have no adequate remedy at law. Unless enjoined by the Court, Defendants will continue to breach their fiduciary duties owed to Plaintiff and the members of the Class, and/or aid and abet and participate in such breaches of duty, and will prevent the sale of Monterey at a substantial premium, all to the irreparable harm of Plaintiff and other members of the Class.

CLASS ACTION COMPLAINT

SECOND COUNT

Breach Of Fiduciary Duty Of Due Care and Candor

(Against The Director Defendants and Monterey)

59. Plaintiff reports and realleges each and every allegation above as if set forth in full herein.

60. The Company and the Director Defendants owe the Class the utmost fiduciary duties of candor, due care, good faith, and loyalty. As such, the Defendants are bound by their fiduciary duties to the Class to employ all measures necessary to provide the Class with all information material to the Class members’ decision on whether or not to accept the Proposed Transaction.

61. As a result of their positions as Directors of Monterey, the Director Defendants have a fiduciary duty to fully disclose all material facts relating to the Proposed Transaction.

62. Plaintiff and the Class have been damaged, and the Director Defendants are the actual and proximate cause of such damage.

63. Plaintiff and the Class have no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff and the Class by fully protected from the immediate and irreparable injury the actions of the Company and the Director Defendants threaten to inflict.

THIRD COUNT

Claim for Aiding and Abetting Breaches of Fiduciary Duty

(Against Pulmuone and Pulmuone Cornerstone)

64. Plaintiff incorporates by reference and realleges each and every allegation contained above, as though fully set forth herein.

65. Defendant Pulmunone aided and abetted Monterey and the Director Defendants in breaching their fiduciary duties owed to the public shareholders of Monterey, including Plaintiff and the members of the Class.

66. The Director Defendants and Monterey owed to Plaintiff and the members of the Class certain fiduciary duties as fully set out herein.

CLASS ACTION COMPLAINT

67. By committing the acts alleged herein, the Director Defendants and Monterey breached their fiduciary duties owed to Plaintiff and the members of the Class.

68. Pulmuone knowingly colluded in or aided and abetted the Director Defendants’ breaches of fiduciary duties, and was an active and knowing participant in the Director Defendants’ breaches of fiduciary duties owed to Plaintiff and the members of the Class.

69. Plaintiff and the members of the Class shall be irreparably injured as a direct and proximate result of the aforementioned acts.

WHEREFORE, Plaintiff demands judgment as follows:

A. Declaring that this Action is properly maintainable as a class action and certifying Plaintiff as representative of the Class;

B. Preliminarily and permanently enjoining Defendants and their counsel, agents, employees, and all persons acting under, in concert with, or for them, from proceeding with, consummating or closing the Proposed Transaction;

C. In the event that the Proposed Transaction is consummated rescinding it and setting it aside;

D. Awarding compensatory damages against Defendants, individually and severally, in an amount to be determined at trial, together with pre-judgment and post-judgment interest at the maximum rate allowable by law;

E. Awarding Plaintiff his costs and disbursements, including reasonable allowances for fees of Plaintiff’s counsel and reimbursement of expenses; and

F. Granting Plaintiff and the Class such other and further relief as the Court may deem just and proper.

CLASS ACTION COMPLAINT

JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

DATED: November 3, 2009	WOLF HANDENSTEIN ADLER
FREEMAN & HERZ, LLP
FRANCIS M. GREGOREK
BETSY C. MANIFOLD
RACHELE R. RICKERT

/s/ BETSY C. MANIFOLD
BETSY C. MANIFOLD

750 B. Street, Suite 2770
San Diego, California 92101
Telephone: 619/239-4599
Facsimile: 619/234-4599

Attorneys for Plaintiff

MONTEREY GOURMET:17185.CPT

CLASS ACTION COMPLAINT